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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934



                        April 29, 2002 (April 12, 2002)
                ------------------------------------------------
                Date of Report (Date of earliest event reported)
                                    ---------

                              OMEGA CABINETS, LTD.
               (Exact name of Registrant as specified in charter)








         DELAWARE                        333-37135               42-1423186
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

                                     -------

                     1205 Peters Drive, Waterloo, Iowa 50703
               (Address of Principal Executive Offices) (Zip Code)

                                 (319) 235-5700
               Registrant's Telephone number, including area code


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On April 4, 2002, Omega Holdings, Inc., the parent company of Registrant, entered into an Agreement and Plan of Merger with MasterBrand Cabinets, Inc., a subsidiary of Fortune Brands, Inc. (NYSE: FO). On April 12, 2002, pursuant to the Merger Agreement, MBC Acquisition Corp. was merged with and into Omega Holdings, Inc., and as a result of this merger, Omega Holdings, Inc. became a subsidiary of MasterBrand Cabinets, Inc.

        The shareholders of Omega Holdings, Inc. received a pro-rata portion of the aggregate purchase price for the transaction, which was equal to $538 million minus the amount of Registrant's and Omega Holdings' indebtedness ($127 million). A portion of the aggregate purchase price will be held in escrow to secure the shareholders' indemnification obligations under the Merger Agreement.

        Registrant is a U.S.-based manufacturer of kitchen and bath cabinets. The products included in the transaction, including cabinets sold under the Omega, Kitchen Craft and Home Crest brands, generated sales of $325 million in 2001.

        The foregoing description of the transaction between Omega Holdings, Inc., MasterBrand Cabinets, Inc. and MBC Acquisition Corp. is qualified in its entirety by reference to the Agreement and Plan of Merger attached as Exhibit 2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) EXHIBITS

               2.  Agreement and Plan of Merger dated April 4, 2002.

               99. Press release of Fortune Brands, Inc. dated April 12, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OMEGA CABINETS, LTD.


                                            /s/ DAVID ROMEO
                                            ----------------------------------
                                            Name:   David Romeo
                                            Title:  President, Omega



Date:    April 29, 2002



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                                 EXHIBIT INDEX

                                                                 SEQUENTIALLY
EXHIBIT                                                          NUMBERED PAGE
-------                                                          -------------

2.  Agreement and Plan of Merger dated April 4, 2002.

99. Press release of Fortune Brands, Inc. dated April 12, 2002.